Exhibit 10.4

SUBSCRIPTION AGREEMENT

iStar Acquisition Corp.
1114 Avenue of the Americas
39th Floor
New York, New York  10036

iStar Acquisition Investor LLC hereby subscribes for SEVEN MILLION ONE HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED (7,187,500) units (the “Initial Units”) of iStar Acquisition Corp., a Delaware corporation (the “Company”), each unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $7.00 per share, for an aggregate purchase price of TWELVE THOUSAND FIVE HUNDRED DOLLARS AND 01/100 ($12,500), the receipt and sufficiency of which is hereby acknowledged.  Upon receipt by the Company of said consideration on this date, the Company shall issue to the undersigned certificates evidencing the Initial Units registered in the undersigned’s name or, if not certificated, provide documentation reflecting the registration in the name of the undersigned on the stock ledger of the Company.  Following such issuance of the Initial Units, the capitalization of the Company shall be as set forth on Schedule A hereto.  The undersigned acknowledges that the Initial Units subscribed hereto are subject to certain transfer restrictions to be set forth in a letter agreement, substantially in the form of Schedule B hereto.  For so long as the Initial Units subscribed hereto are subject to transfer restrictions, the undersigned further acknowledges that the Initial Units shall be held in an escrow account maintained by Continental Stock Transfer & Trust Company pursuant to an escrow agreement, dated on or about the effective date of the Company’s initial public offering, to be entered into by and among the Company, Continental Stock Transfer & Trust Company and others.

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Dated: November 7, 2007

iSTAR ACQUISITION INVESTOR LLC

		By:	/s/ Catherine Rice
Name: Catherine Rice
Title: Chief Financial Officer

Accepted and Agreed on this 7th day of November 2007:

iSTAR ACQUISITION CORP.

By:	/s/ Jay Nydick
Name: Jay Nydick
Title: Chief Executive Officer and President

SCHEDULE A

Capitalization of iStar Acquisition Corp.

Stockholder	Number of Initial Units	Percentage of Ownership
iStar Acquisition Investor LLC	7,187,500	50%
Jay Sugarman	7,187,500	50%
Total	14,375,000	100%